STOCK PURCHASE AGREEMENT

         AGREEMENT made this 28th day of April, 1999 by and among Sitek Incorporated, a Delaware corporation ("Buyer"), and Charles L. Vaughan and Barbara Y. Vaughan, husband and wife (collectively, "Sellers").

                                   BACKGROUND

         Sellers own all of the issued and outstanding shares of the common stock (the "Stock") of VSM Corporation, an Arizona corporation ("Corporation"). Corporation conducts the business of manufacturing equipment for use in the manufacture of semiconductors.

         By that Option Agreement to Purchase Stock dated January 15, 1999 (the "Option Agreement"), Sellers granted Buyer an option to purchase the Stock in exchange for payment to them of an option fee of $50,000 (the "Option Fee"). Subsequent to the date of the Option Agreement, Buyer conducted extensive investigations and examinations of the business and affairs of the Corporation.

         Buyer and Sellers desire that Buyer exercise the Option and acquire all of the Stock of Corporation on the terms and conditions hereinafter set forth.

         Buyer has elected to exercise the Option to purchase the Stock.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

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         1. PURCHASE OF STOCK.

         At the Closing (as hereinafter defined) Sellers shall sell, convey, transfer and assign, upon the terms and conditions hereinafter set forth, to Buyer, free and clear of all liens, pledges, claims, agreements and encumbrances, and Buyer shall purchase and accept from Sellers, the Stock (as defined in Paragraph 3(b) below).

         2. PURCHASE PRICE.

         The price to be paid by Buyer to Sellers to purchase the Stock is $ 1,000,000. Such amount shall be payable at Closing. Buyer shall receive a credit to be applied to the payment of the purchase price for the Stock in the amount of the Option Fee ($50,000).

         3. SELLERS' AND CORPORATION'S REPRESENTATIONS AND WARRANTIES.

         To induce Buyer to enter into this Agreement and for the benefit of Buyer, Sellers and the Corporation, jointly and severally, represent and warrant as of the Closing Date as follows:

               (a) CORPORATE STATUS AND AUTHORITY. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has the requisite corporate power to own, operate and lease its assets and properties and to carry on its business as it is now being conducted, and is duly qualified to do business in all jurisdictions in which the nature of its business as conducted therein requires such qualification. This Agreement and the transactions contemplated at the Closing have been duly authorized by all requisite corporate and shareholder actions.

               (b) CAPITALIZATION. Corporation was incorporated under the laws of the State of Arizona on October 11, 1990 and has an authorized capital consisting of 2,400 shares of Common Stock, par value $10.00 per share, of which 200 shares of Common Stock are validly issued and outstanding, fully paid, and


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nonassessable.  No options,  warrants,  or other rights to purchase or subscribe for, or contracts or commitments to issue, or any interests, instruments, evidences of indebtedness or other securities convertible in any manner into, shares of Corporation's capital stock are outstanding, except the Option Agreement.

               (c) BOOKS AND RECORDS. The minute books and stock records of Corporation are complete and accurate, have been kept at all times in accordance with sound business practices, and all signatures included therein are the genuine signatures of the persons whose signatures are required.

               (d) DIRECTORS, OFFICERS AND BANK ACCOUNTS. SCHEDULE "A" is a correct and complete list of all directors and officers of Corporation, all bank accounts and safe deposit boxes of Corporation and of all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes. (SCHEDULE "A" and all other schedules and exhibits referred to herein are attached hereto and hereby made a part hereof).

               (e) FINANCIAL STATEMENTS. The Balance Sheets of Corporation at December 31, 1998, January 31, 1999, February 28, 1999, and March 31, 1999 and the related Statements of Income for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1999, and all related schedules and notes to the foregoing (copies of which constitute EXHIBIT "1") fairly and accurately present the financial position of Corporation at the dates of such Balance Sheets and the results of the operations of Corporation for the fiscal years and period then ended, all in accordance with generally accepted accounting principles as applied on a consistent basis, except that the Corporation has elected to omit substantially all of the informative disclosures and statements of cash flow and except as otherwise disclosed in the footnotes to such financial statements.

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               (f) REAL ESTATE.  Corporation  has no interest as owner,  lessor, lessee, or otherwise in any real estate except as set forth in SCHEDULE "B".

               (g) SUBSIDIARIES AND JOINT VENTURES. Except as set forth in SCHEDULE "C", Corporation has no subsidiaries and does not own any capital stock, securities, partnership interests or other interests of any kind of any corporation, partnership, joint venture, association or other entity.

               (h) OWNERSHIP OF ASSETS AND PROPERTIES.  Corporation has good and marketable title to all of its real and personal assets and properties, tangible and intangible, including all assets and properties reflected on its Balance Sheet at March 31, 1999 which is part of Exhibit "1" (the "1999 Balance Sheet"), or acquired subsequent to the date of the 1999 Balance Sheet, which is used in or necessary to the operation of its business, all of which is owned by
Corporation, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind and character, except as disclosed in Schedule "D" or as disposed of by it in the ordinary course of its business since the date of the 1999 Balance Sheet, which disposition has been disclosed to the extent otherwise required by this Agreement.

               (i) CONDITION OF ASSETS AND PROPERTIES. The machinery, equipment, fixtures, tools, furniture, furnishings, office equipment and all other tangible personal assets and properties of Corporation presently used in the operation of its business do not require repairs other than normal maintenance and are in good operating condition. Except as set forth in Schedule "E", the raw materials, work in progress and finished inventory of Corporation are all in

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good  condition  and are  usable  in the  production  and  sales  activities  of
Corporation, and Corporation does not have on hand or on order any raw materials, work in progress or finished goods inventory in excess of its normal requirements.

               (j) OWNERSHIP OF RIGHTS. Corporation possesses its corporate name and all patents, patent rights, service marks, trademarks, trade names, and copyrights used in or necessary to the operation of its business as now conducted, and all licenses and franchises appropriate to entitle Corporation to use all of the foregoing, all of which are listed in SCHEDULE "F." Except as listed in SCHEDULE "F", Corporation is not obligated to pay any fees, royalties, or other amounts with respect to any such items. The Corporation is not infringing upon or acting adversely to, or in conflict with, any patents, patent rights, service marks, trademarks, trade names, corporate names, copyrights, licenses, or other proprietary rights of others.

               (k) ACCOUNTS RECEIVABLE. Each of the accounts receivable of Corporation has been acquired in the ordinary course of Corporation's business and constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of Corporation and is, to the knowledge of Sellers, subject to no defenses, setoffs or counterclaims.

               (l) TAXES. Except as set forth in SCHEDULE "G," Corporation has filed all tax returns and reports required to be filed with all appropriate federal, state and local taxing authorities and has paid all taxes and assessments required to have been paid to date. Corporation is not in default in the payment of any federal, state or local tax or assessment. All tax returns required to be filed by Corporation have been accurately prepared and duly and timely filed. All deposits required by law to be made by Corporation with respect to employees withholding and other taxes have been duly made.


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               (m) LEASES, CONTRACTS,  AGREEMENTS AND OTHER OBLIGATIONS.  Except
as listed in SCHEDULE "H," Corporation is not a party to any material written, oral or implied (i) contract for any person or firm to render services of any kind which is not terminable at will without penalty; or (ii) lease, contract, agreement or other obligation not made or created in the ordinary course of business (or, if made in the ordinary course of business, which involves obligations on the part of Corporation in excess of $50,000 as to any party), which is not terminable by Corporation on thirty (30) days' or less notice without penalty. All leases, contracts, agreements and other obligations to which Corporation is a party or by which it is bound are valid, binding and enforceable in accordance with their terms. Corporation has disclosed to Buyer, and provided to Buyer copies of, all leases, contracts, agreements, and other obligations which could have a material adverse effect on Corporation or its operations.

               (n) COMPLIANCE WITH LAW AND OTHER REGULATIONS. Except as set forth in SCHEDULE "I," Corporation is in compliance with all requirements of federal, state and local law, and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties and all premises occupied by it. Corporation has not received any notice, not heretofore complied with, from any federal, state or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. Sellers are not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which could reasonably be expected to materially and adversely affect Corporation's assets, liabilities, operations or prospects, either before or after the Closing Date.

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               (o) LABOR,  EMPLOYMENT CONTRACTS,  AND EMPLOYEE BENEFIT PROGRAMS.
Without limiting the generality of any provision of this Agreement, except as set forth in SCHEDULE "J," Corporation is not a party to any collective
bargaining   agreement  or  employment   agreement,   and  Corporation  has  not
experienced any labor problems and is not a party to any pending or threatened labor dispute. Except for the VSM Corporation Profit Sharing Plan, Plan Identification Number 001, Corporation has no employee pension benefit plans, which shall include any retirement, welfare, deferred compensation, fringe benefit or similar plan, program or policy, including any plan described in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). Neither Corporation, nor any affiliate of Corporation (as determined under Section 414(b), (c), (m) or (o) of the Internal Revenue Code) is now or has ever contributed to any multiemployer plan, as defined in Section 3(37) of ERISA, or any defined benefit plan, as defined in Section 3(35) of ERISA. Corporation, and each "employee benefit plan," has complied with all applicable provisions of the Internal Revenue Code and ERISA and with all other applicable federal, state, and local laws relating to employee benefit plans and to the employment of labor. Each "employee benefit plan" has been administered in accordance with its terms, and each "employee benefit plan" intended to qualify under Section 401(a) of the Internal Revenue Code meets in all material respects all requirements for qualification and has received a favorable determination letter as to its qualified status. There is no employee of Corporation whose employment is not terminable at will, except as set out in SCHEDULE "J."

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               (p)  LIABILITIES.   Corporation  has  no  known   obligations  or
liabilities whether related to tax or non-tax matters, except and to the extent reflected or reserved against on the 1999 Balance Sheet or in this Agreement or any schedule or exhibit hereto, other than obligations or liabilities incurred in the ordinary course of its business and disclosed to the extent otherwise required by this Agreement. Without limiting the foregoing, Corporation does not have any obligation or liability, contingent or otherwise, with respect to product warranties relating to products sold by it not adequately covered by insurance. Corporation has not shipped products to any customer on a contingent or similar basis except for shipments set forth in SCHEDULE "K."

               (q) LITIGATION. Except as set forth in SCHEDULE "L," there are no suits, actions, claims, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against or affecting Corporation, its business or its assets and properties in any court or before or by any federal, state, local or other governmental department or agency, and neither Corporation, nor its business, assets or properties are subject to or directly affected by any order, judgment, award, decree, order or ruling of any court or governmental agency. In addition to the foregoing, Corporation is not contemplating the institution of any suit, action, claim, arbitration, administrative or other proceeding.

               (r) INSURANCE. There is in effect at present (i) public liability and workman's compensation insurance covering Corporation, its assets, properties and operations, (ii) fire and extended coverage insurance and (iii) product liability insurance with respect to the assets and properties of Corporation and the premises occupied by Corporation. A summary of this insurance, giving the amounts, expiration dates, name of insurer and coverage is set forth in SCHEDULE "M." Corporation has not received notice from or on behalf

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
of any issuer of any such policy of its intention to cancel or refuse to renew any policy issued by it or to materially increase the cost of premiums thereunder.

               (s) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS AFFECTING CORPORATION. Except as set forth in SCHEDULE "N," the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of the articles of incorporation or by-laws of Corporation, nor will they result in the breach of any term or provision of, or result in the termination or modification of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, or permit any party to modify or terminate, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description to which Corporation is a party or by which it is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation. Corporation has obtained all consents necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.


               (t) ACTIONS IN THE ORDINARY COURSE OF BUSINESS. Except as set forth in SCHEDULE "O," since December 31, 1998 Corporation:

                    (i) has not taken any action outside of the ordinary and usual course of business;

                    (ii) has paid all of its debts and obligations as they became due;

                    (iii) has not incurred any debt, liability or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

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                    (iv) has not  knowingly  waived  any  right  of  substantial value;

                    (v) has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals; and

                    (vi) has not increased or committed to increase the salary, fee or compensation of any officer, employee, firm or person performing services for it except for bonuses paid in the ordinary course of business and consistent with past practices.

                    (vii) has not declared or paid any dividends to its shareholders; (viii) has not sold, transferred, leased, mortgaged, or encumbered any of its assets or equipment except in the ordinary course of business; or

                    (ix) has not been notified of the termination or possible termination of any material contract, lease or agreement.

               (u) NO MATERIAL ADVERSE CHANGE. Except as set forth in SCHEDULE "P," since December 31, 1998, there has not been and there is not threatened any material adverse change in the financial condition, results of operations or business of Corporation or any material physical damage or loss to any of its assets or properties or to the premises occupied by it (whether or not such damage or loss is covered by insurance).

               (v) The execution, delivery and performance by Sellers and Corporation of this Agreement and the consummation by them of the transactions contemplated by this Agreement will not require any consent or approval of, or filing or notice to, any federal, state or local governmental or regulatory authority, except those that have been obtained prior to Closing.

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               (w)   ENVIRONMENTAL   MATTERS.   To  Sellers'  and  Corporations'
knowledge, (i) any real property in which Corporation has any interest, whether in leasehold or in fee, is free of contamination from any Hazardous Material,
(ii) Corporation has not stored or used, nor caused any release of Hazardous Material at such real property except for storage and use of Hazardous Material in de minimis amounts in compliance with all Environmental Laws, (iii) Corporation has been in compliance with all Environmental Laws, (iv) Corporation has obtained all environmental permits required by any applicable law for the operation of Corporation's business as presently conducted, there is no litigation arising under or related to any environmental law concerning such real property, and no notice has been received by Corporation or Sellers identifying it as a potentially responsible party under applicable law. For purposes of this representation, Environmental Laws is defined to mean any and all federal, state and local laws, rules, orders, permits, regulations, statutes, ordinances, codes or decrees regulating or imposing liability or standards of conduct concerning Hazardous Materials or the environment. For purposes of this representation, Hazardous Materials means (i) petroleum hydrocarbons, (ii) asbestos or asbestos containing materials, (iii) radon, explosives or radioactive materials, (iv) any hazardous compound, mixture or formulation defined as or included in the definition of "hazardous substance," "hazardous waste," hazardous material," "extremely hazardous waste," "restricted hazardous waste" "or toxic substance" as defined under Environmental Law.

               (x) No representation or warranty by Corporation or Sellers in this Agreement, nor any statement or certificate furnished or to be furnished by Corporation or Sellers to Buyer or its representatives in connection with or pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make

                                      -11-
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those  statements  not  misleading  or  necessary  in order to provide a prospective purchaser of the business or capital stock of Corporation with adequate information as to Corporation's condition (financial and otherwise), assets, liabilities and prospects. Sellers and Corporation have disclosed to Buyer in writing all material adverse facts known to them relating to the same.

         4. FURTHER REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLERS.

         To induce Buyer to enter into this Agreement and for the benefit of Buyer, Sellers further represent, warrant and agree:

               (a) OWNERSHIP OF CAPITAL STOCK OF CORPORATION. Sellers own 200 shares of Common Stock of Corporation, constituting all of the issued and outstanding capital stock of Corporation. Sellers have good, marketable, and unencumbered title to such stock (other than the option granted in the Option Agreement) and there are no restrictions on their right to transfer such stock to Buyer pursuant to this Agreement.

               (b) RIGHTS TO ACQUIRE SHARES. Sellers do not have any outstanding options, warrants or other rights to purchase or subscribe to, or contracts or commitments to sell, or any interests, instruments, evidences of indebtedness or other securities convertible in any manner into, shares of Corporation's capital stock except pursuant to the Option Agreement.

               (c) POWER OF SELLERS TO EXECUTE AGREEMENT. Sellers have full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal and binding obligation of Sellers and is enforceable against them in accordance with its terms.

               (d) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS AFFECTING SELLERS. The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof, will

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not result in the breach of any term or  provision  of, or  constitute a default under, or conflict with, or cause the acceleration of any obligation under, any agreement or other instrument of any description to which any Seller is a party or by which any is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

         5. BUYER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS. To induce Sellers to enter into this Agreement, Buyer represents warrants and agrees as follows:

               (a) CORPORATE STATUS AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been validly authorized by all appropriate corporate action.

               (b) AGREEMENT NOT IN BREACH OF OTHER  INSTRUMENTS.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of the articles of incorporation or by-laws of Buyer nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description to which Buyer is a party or by which it is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitration or any applicable law, rule or regulation.

         6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties shall survive for a period of two years after the Closing unless notice of breach is given prior to termination except that representations and

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warranties made in Paragraphs  3(b),  4(a), and 4(b) shall survive  indefinitely and representations concerning the payment of taxes shall survive until extinguished by the appropriate statute of limitations.

                  7. Buyer's Conditions Precedent to Closing. The obligations of Buyer hereunder and its obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived by Buyer:

               (a) COMPLIANCE WITH AGREEMENTS AND COVENANTS. Sellers shall have performed and complied with each of their agreements, covenants and obligations to be performed hereunder on or prior to the Closing date except those calling for performance after the Closing date.

               (b) TRUTH AND CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers and Corporation contained in this Agreement shall be true and correct as of the Closing date. (c) Absence of Litigation or Proceedings. No litigation, governmental action or other proceedings shall be threatened in good faith or commenced against Corporation or Sellers with respect to any matter or against any person with respect to the consummation of the transactions provided for herein.

               (d) DELIVERY OF DOCUMENTS. All other documents required to be delivered by Sellers at or prior to the Closing shall have been delivered or shall be tendered at the Closing.

               (e) COMPLETING DILIGENCE. Buyer shall have completed all of its due diligence inquiries, and the results of all such inquiries shall have been acceptable to Buyer.

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
         8. SELLERS' CONDITIONS PRECEDENT TO CLOSING. The obligations of Sellers hereunder and their obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived by Sellers.

               (a) COMPLIANCE WITH AGREEMENTS AND COVENANTS. Buyer shall have performed and complied with each of their agreements, covenants and obligations to be performed hereunder on or prior to the Closing Date.

               (b) TRUTH AND CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing Date.

               (c) DELIVERY OF DOCUMENTS. All other documents required to be delivered by Buyer or Subsidiary at or prior to the Closing shall have been delivered or shall be tendered at the Closing.

         9. RELEASE OF GUARANTIES. Buyer and Sellers agree that they shall use their best efforts before and after Closing to obtain the release of all obligations of Sellers under all guaranties or other suretyship obligations, whether secured or unsecured, in favor or for the benefit of any person or entity providing financial accommodations (whether as a loan, lease, or otherwise) to or for the benefit of Corporation. Until such guarantors shall have been released, Buyer agrees to indemnify Sellers and hold them harmless for, from and against any claims arising under such guarantees with respect to obligations of Corporation incurred after Closing or that were incurred in good faith by Corporation prior to Closing. Sellers represent and warrant that no claims have been made or threatened against either of them prior to Closing with respect to any guaranty or suretyship obligations.

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
         10. CLOSING. The Closing under this Agreement shall take place at 10:00 A.M. Phoenix, Arizona on the date of this Agreement and simultaneously with its execution, at the offices of Squire, Sanders & Dempsey L.L.P., Suite 2700, 40 N. Central Avenue, Phoenix, Arizona.

               (a) DELIVERIES BY SELLERS. Sellers shall deliver at Closing:

                         (i) Certificates for 200 shares of Corporation's Common
Stock endorsed in blank, or with stock powers executed in blank attached.

                         (ii) The  written  resignations  of all  directors  and
officers of Corporation.

                         (iii) The stock  books and  records,  corporate  minute
books and corporate seal of Corporation. All assignments, consents, certificates and other documents delivered by Seller shall be in form reasonably satisfactory to counsel for Buyer.

               (b) DELIVERIES BY BUYER. Buyer shall deliver to Sellers at the Closing certified funds in the amount of $950,000 in payment of the unpaid portion of the purchase price for the Stock. All certificates and other documents delivered by Buyer shall be in form reasonably satisfactory to counsel for Seller.

         11. INDEBTEDNESS TO SELLERS. Buyer shall cause the Corporation to pay to Sellers $200,000 (all of which, for accounting purposes, shall be attributed to repayment of principal) in satisfaction of all indebtedness of Corporation to Sellers arising under one or more promissory notes or other evidences of indebtedness payable to Sellers. Such monies are to be paid to Sellers out of monies received by Corporation from Motorola de Mexico on account of amounts outstanding under invoices issued by Corporation to Motorola de Mexico or before the Closing Date. Buyer shall cause such amounts to be paid immediately upon receipt of funds from Motorola de Mexico, and in any event within 90 days after the Closing. Sellers shall deliver to Corporation the original promissory notes or instruments representing any indebtedness of Corporation to Sellers (other than salary to Barbara Vaughan payable in the ordinary course of business) marked to reflect that such indebtedness, regardless of its amount, has been paid in full upon payment in full of such $200,000 to Sellers.

         12. NON-COMPETITION. Because of the importance of Sellers to the development and operation of the business of Corporation, as well as their knowledge of and reputation in Corporation's industry, Buyer is unwilling to enter into and perform this Agreement unless Sellers all enter into the noncompetition agreement contained in this Paragraph 11. To induce Buyer to enter into this Agreement and for the benefit of Buyer, Sellers jointly and severally agree as follows:

               (a) DURATION AND EXTENT OF RESTRICTION. Sellers shall not, for a period ending two (2) years after the date hereof, within the United States and Mexico, engage in a business the same as, similar to, or in general competition with the business being conducted by Corporation as of the date hereof. The term "engage in" shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, stockholder, director, officer, principal, member, manager, agent, employee, consultant, contractor or lender; provided, however, that the ownership of not more than three percent (3%) in the aggregate by Sellers of the stock of a publicly held corporation shall not be included in said term.

               (b) RESTRICTIONS WITH RESPECT TO CUSTOMERS AND EMPLOYEES. In furtherance of, and without in any way limiting the restriction in subparagraph
(a) above, for the period specified in subparagraph (a) above, Sellers shall not, directly or indirectly,

                    (i) request any present or future customers of Corporation to curtail or cancel their business with Buyer;

                    (ii) disclose the identity of any past, present or future customers of Corporation, or Buyer, to any other person, firm or corporation engaged in a business the same as, similar to or in general competition with the business being conducted by Corporation within the territorial limits described in subparagraph (a) above;

                    (iii) solicit, canvas or accept, from any past, present or future customers of Corporation or Buyer, any business for any other person, firm or corporation engaged in a business the same as, similar to or in general competition with the business being conducted by Corporation within the territorial limits described in subparagraph (a) above; or

                    (iv)  induce  or  attempt  to  influence   any  employee  of
Corporation or Buyer to terminate his employment.  As used in this  subparagraph
(b), "future customer" shall mean a customer with whom business will have been transacted between the date hereof and the end of the term specified in subparagraph (a) above.

               (c) REMEDIES FOR BREACH. Sellers acknowledge that the restrictions contained in this Paragraph 11, in view of the nature of the business in which Corporation is engaged, are reasonable and necessary to protect the legitimate interests of Buyer and that any violation of these restrictions would result in irreparable injury to Buyer. Sellers agree that, in the event of a violation of any of such restrictions, Buyer shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled.

         13. CONSULTING SERVICES. Charles L. Vaughan shall provide after Closing, if requested by Buyer, reasonable consulting services regarding the business and affairs of the Corporation upon such terms and conditions as the parties shall specify by separate written agreement.

         14. FURTHER ASSURANCES. Sellers and Buyer shall execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the Closing, in order to effectuate the transactions provided for herein. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this
Agreement,    including   the   preparation   of   financial   statements.

         15. INDEMNIFICATION.

               (a) INDEMNITY AGAINST LOSSES FROM UNTRUTH OF REPRESENTATIONS OR WARRANTIES OR BREACH OF AGREEMENTS OR COVENANTS. Subject to Paragraphs 14(c) and 14(d) in the event that at any time hereafter but prior to the termination of such representation or warranty it shall appear that any representation or warranty of Sellers contained or referred to in any paragraph of this Agreement or in any certificate, schedule, exhibit or document delivered pursuant hereto was incorrect or untrue when made, or that Sellers breached any covenant or agreement contained in this Agreement, Sellers, jointly and severally shall pay Buyer, at Buyer's option, the amount of the loss, expense or damage suffered or incurred by Buyer, which would not have been suffered or incurred if the facts set forth in those representations or warranties had been correct or those covenants and agreements had not been breached plus all reasonable attorney's fees and costs incurred by Buyer in pursuing its rights.

               (b)  INDEMNITY  AGAINST  SUITS  AND  CLAIMS.  Without  in any way
limiting any of the rights of Buyer, subject to Paragraphs 14(c) and 14(d), Sellers hereby indemnify and hold harmless Buyer from all liabilities, suits, claims, demands, damages, fees, costs and expenses (including reasonable attorney's and accountant's fees) arising out of the incorrectness of any representation or warranty or the breach of any agreement or covenant of Sellers under this Agreement, plus all attorney's fees and cost incurred by Buyer in pursuing its rights. Upon written demand by Buyer, Sellers shall defend against any liabilities, suits, claims and demands which may arise from the incorrectness of those representations or warranties or the breach of those covenants and agreements, subject to Paragraphs 14(c) and 14(d). Sellers shall conduct any defense diligently and shall keep Buyer advised of the status of such defense. If Sellers are called upon to defend, Buyer shall be entitled to participate, through counsel of their own choice, in any such defense, at Buyer's expense. Buyer shall not settle or compromise any liability, suit, claim or demand for which Sellers are to provide indemnification hereunder without the prior written consent of Sellers, which consent will not be unreasonably withheld.

               (c) BUYER'S KNOWLEDGE. Buyer acknowledges that Buyer, with the full cooperation of Sellers, conducted extensive investigations and inquiries concerning the business and affairs of the Corporation. Buyer represents and warrants that, as of the Closing, it is not aware of any facts or circumstances that cause or reasonably should cause Buyer to believe that any representation or warranty made by Sellers or Corporation is false or incorrect or that would give rise to a claim against Sellers under this Paragraph 14.

               (d) MAXIMUM LIABILITY. In no event shall Sellers have any aggregate liability for all claims under this Paragraph 14 in excess of the purchase price paid by Buyer to Sellers for the Stock.

         16. BROKERS AND FINDERS. Each of the parties hereto represents and warrants to the others that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which may entitle that person to a fee or commission from any other party hereto. Each of the parties indemnifies and holds the others harmless from and against any claim, demand or damages whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other parties to this Agreement.

         17. GENERAL PROVISIONS.

               (a) NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall: (a) be in writing; (b) shall be deemed to have been duly given, made and received on the day of hand delivery to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid with a national overnight delivery service, two days following the deposit thereof, postage prepaid, with the United States Postal Service, by registered or certified mail, return receipt requested, or upon confirmation of receipt if sent by telecopier, with a copy by regular first class mail; and (c) addressed to the parties at their respective addresses set forth below:

                       (i)   If to Buyer:
                             Sitek Corporation
                             1817 W. 4th Street
                             Tempe, Arizona 85281
                             Attention:  Don Jackson
                             Facsimile (602) 921-8550

                             with a copy to:

                             Quarles & Brady
                             One E. Camelback Road
                             Phoenix, Arizona 85012
                             Attention: Robert S. Bornhoft, Esq.


                       (ii)  If to Sellers:

                             Charles L. Vaughan and Barbara Y. Vaughan
                             2616 South Bala Drive
                             Tempe, Arizona 85282

                             with a copy to:

                             Squire, Sanders & Dempsey L.L.P.
                             40 N. Central Avenue
                             Suite 2700
                             Phoenix, Arizona  85004
                             Attention:  James L. Adler, Jr., Esq.
                             Facsimile:  (602) 253-8129

         Any party may alter the address or addresses to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

               (b) BINDING NATURE OF AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

               (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. This Agreement may not be modified or amended other than an agreement in writing.

               (d) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and inducement, shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Arizona without giving effect to conflicts of laws principles.

               (e) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

               (f) INDULGENCES NOT WAIVERS. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               (g) TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

               (h) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

               (i) GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

               (j) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

               (k) FURTHER ASSURANCES. The parties hereto shall promptly execute and deliver all instruments, documents, or assurances, and do such do such other acts, as may be reasonably necessary and requested by a party to carry out the intent of this Agreement and more fully vest in the requesting party all rights, interests, powers, benefits, privileges, and advantages conferred or intended to be conferred on it by this Agreement or to correct any mathematical error.

               (l) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure the benefit of the parties' respective successors, assigns, heirs, and personal representatives.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                   BUYERS:
                                   SITEK INCORPORATED, an Arizona corporation


                                   By
                                      ------------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Its:
                                         ---------------------------------------


                                   SELLERS:


                                    /s/ Charles L. Vaughan
                                    ------------------------------------------
                                            Charles L. Vaughan


                                    /s/ Barbara Y. Vaughan
                                    ------------------------------------------
                                            Barbara Y. Vaughan

                            STOCK PURCHASE AGREEMENT






                               Sitek Incorporated
                             an Arizona corporation


                                      Buyer


                                       and


                               Charles L. Vaughan
                               Barbara Y. Vaughan


                                     Sellers






                                 April 28, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  Purchase of Stock......................................................    2

2.  Purchase Price.........................................................    2

3.  Sellers' Representations and Warranties................................    2

    (a)  Corporate Status and Authority ...................................    2

    (b)  Capitalization ...................................................    2

    (c)  Books and Records ................................................    3

    (d)  Directors, Officers and Bank Accounts ............................    3

    (e)  Financial Statements .............................................    3

    (f)  Real Estate ......................................................    4

    (g)  Subsidiaries and Joint Ventures ..................................    4

    (h)  Ownership of Assets and Properties ...............................    4

    (i)  Condition of Assets and Properties ...............................    4

    (j)  Ownership of Rights ..............................................    5

    (k)  Accounts Receivable ..............................................    5

    (l)  Taxes ............................................................    5

    (m)  Leases, Contracts, Agreements and Other Obligations ..............    5

    (n)  Compliance with Law and Other Regulations ........................    6

    (o)  Labor, Employment Contracts, and Employee Benefit Programs .......    7

    (p)  Liabilities ......................................................    7

    (q)  Litigation .......................................................    8

    (r)  Insurance ........................................................    8

    (s)  Agreement Not in Breach of Other Instruments Affecting Corporation.   9

    (t)  Actions in the Ordinary Course of Business ........................   9

    (u)  No Material Adverse Change ........................................  10

4.  Further Representations, Warranties and Agreements of Sellers...........  12

    (a)  Ownership of Capital Stock of Corporation .........................  12

    (b)  Rights To Acquire Shares ..........................................  12

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

    (c)  Power of Sellers to Execute Agreement .............................  12

    (d)  Agreement Not in Breach of Other Instruments Affecting Sellers.....  12

5.  Buyer's Representations, Warranties and Agreements......................  13

    (a)  Corporate Status and Authority ....................................  13

    (b)  Agreement Not in Breach of Other Instruments ......................  13

6.  Survival of Representations and Warranties..............................  13

7.  Buyer's Conditions Precedent to Closing.................................  14

    (a)  Compliance With Agreements and Covenants ..........................  14

    (b)  Truth and Correctness of Representations and Warranties ...........  14

    (c)  Absence of Litigation or Proceedings ..............................  14

    (d)  Delivery of Documents .............................................  14

8.  Sellers' Conditions Precedent to Closing................................  15

    (a)  Compliance with Agreements and Covenants ..........................  15

    (b)  Truth and Correctness of Representations and Warranties ...........  15

    (c)  Delivery of Documents .............................................  15

    (d)  Release of Guaranties .............................................  15

9.  Closing.................................................................  16

    (a)  Deliveries by Sellers .............................................  16

    (b)  Deliveries by Buyer ...............................................  16

10. Indebtedness to Sellers.................................................  17

11. Non-competition.........................................................  17

    (a)  Duration and Extent of Restriction ................................  17

    (b)  Restrictions with Respect to Customers and Employees ..............  18

    (c)  Remedies for Breach ...............................................  18

13. Further Assurances......................................................  19

14. Indemnification.........................................................  19

    (a)  Indemnity Against Losses from Untruth of Representations or
         Warranties or Breach of Agreements or Covenants ...................  19

                           TABLE OF CONTENTS

                                                                            Page
                                                                            ----

    (b)  Indemnity Against Suits and Claims ................................  20

    (c)  Limited Indemnity .................................................  20

    (d)  Maximum Liability .................................................  21

15. Brokers and Finders.....................................................  21

16. General Provisions......................................................  21

    (a)  Notices ...........................................................  21

    (b)  Binding Nature of Agreement; Assignment ...........................  22

    (c)  Entire Agreement ..................................................  23

    (d)  Controlling Law ...................................................  23

    (e)  Provisions Separable ..............................................  23

    (f)  Indulgences Not Waivers ...........................................  23

    (g)  Titles Not to Affect Interpretation ...............................  24

    (h)  Execution in Counterparts .........................................  24

    (i)  Gender ............................................................  24

    (j)  Number of Days ....................................................  24

    (k)  Further Assurances ................................................  24

    (l)  Successors and Assigns ............................................  25

                                   EXHIBIT "1"


                                 BALANCE SHEETS


The Balance Sheets of Corporation at 1/31/99, 2/28/99, and 3/31/99 and the Financial Statements for the fiscal years ended 12/31/95, 12/31/96, 12/31/97 and 12/31/1998 and all related schedules and notes to the foregoing.





                                   -Exhibit 1-

                                  SCHEDULE "A"


                                  BANK ACCOUNTS



Charles L. Vaughan                         President and Chief Financial Officer

Barbara Y. Vaughan                         Vice President and Secretary

Judith E. Hill                             Director

Community First National Bank Accounts:

Business Checking Account          8210615310
Dealer Reserve Account             8210800510

All persons authorized to sign checking accounts checks.

Up for renewal 4/24/99.




                                  -Schedule A-

                                  SCHEDULE "B"


                                   REAL ESTATE

Property located at 1919 West Fairmont, Tempe, Arizona:

1. Lease Agreement with Redondo Wilton Property Company for Suites 1 through 4 expires 5/31/99.

2. Sublease Agreement with Advertising Checking Bureau for Suite 5 expires 2/29/00.





                                  -Schedule B-

                                  SCHEDULE "C"


                                  SUBSIDIARIES


                                      NONE





                                  -Schedule C-

                                  SCHEDULE "D"


                                 PERMITTED LIENS



                                      NONE





                                  -Schedule D-

                                  SCHEDULE "E"


                                EXCESS MATERIALS


                                      NONE





                                  -Schedule E-

                                  SCHEDULE "F"


                             LICENSES AND TRADEMARKS




Agreement with Richard Martin to furnish mechanical designs. Copy of royalty agreement is attached.





                                 -Schedule F-1-

                             [VSM Corporation Logo]

                  1919 W. Fairmont * Suite 2 * Tempe, AZ 85282
                        P.O. Box 25826 * Tempe, AZ 85285
                       (602) 431-0444 * Fax (602) 431-0528

                                                                February 1, 1996



Mr. Richard Martin
72 Kettletown Woods Road
Southbury, CT   06488

Dear Dick:

This letter will serve to define the agreement we have made for your furnishing to VSM Corporation certain mechanical designs, and for the payment of royalties to you on the sales of products made to those designs.

DESIGNS

The kind of designs to be furnished presently amount to two in number. Additional designs may be furnished by you from time to time. The present designs are:

      CHECK VALVE.  Three types of check valve designs are presently furnished.
      1. Weld-in, 1/4"
      2. Bolt in, 1/4" Face Seal, Female
      3. Bolt in, 1/4" Face Seal, Male

      VACUUM GENERATOR. This element is sometimes called an eductor. Two designs are presently furnished:
      1. Single 1/4" Face seal vacuum port.
      2. Dual 1/4" Face seal vacuum port.

TERM

The term of this agreement is twenty years from February 1, 1996, to January 31, 2016.




                                 -Schedule F-2-

Mr. Richard Martin
February 1, 1996
Page 2



ROYALTIES

Royalties shall be computed on the net sales amounts of these products. Copies of VSM invoices to third parties will be furnished to you on a quarterly basis, accompanied by a summary and payment of the amounts due you. Royalties on the products made under this agreement and used in manufacturing other VSM products will be compensated to you in the amount of seven and one-half percent (7.5%) of the net price charged to a most favored third party. Warranty replacement items and samples are excluded from this royalty.

In the event you should not survive the term of this agreement, royalties shall accrue to your surviving spouse or children.

PAYMENTS

Payment of royalty amounts due will be made quarterly on or about January 15, April 15, July 15 and October 15 of each year.


                                            Very truly yours,
                                            VSM CORPORATION
                                            Charles L. Vaughan


                                            /s/ Charles L. Vaughan
                                            ------------------------------------

Accepted:  /s/ Richard Martin
           ----------------------------
           Richard Martin

Date: 2/12/96

CLV:jh

                                 -Schedule F-3-

                                  SCHEDULE "G"


                                      TAXES


                                      NONE




                                  -Schedule G-

                                  SCHEDULE "H"


                               MATERIAL CONTRACTS

1.  GMAC
    Isuzu Truck '97
    12/31/96                   36 mos.          Option to purchase.


2.  Orix Credit Alliance
    Schleuniger Wire/Cable Machining Machine #54128
    11/03/98                   36 mos.          $1.00 buy out at end of lease.


3.  Sanwa Leasing Corporation
    Sharp 2025 Copier
    12/30/96                   36 mos.          $1.00 buy out at end of lease.


Effective 3/01/99, Sanwa Leasing Corporation is now Fleet Leasing Corporation.





                                  -Schedule H-

                                  SCHEDULE "I"


                               COMPLIANCE WITH LAW


                                      NONE






                                  -Schedule I-

                                  SCHEDULE "J"


                                  LABOR MATTERS


                                      NONE








                                  -Schedule J-

                                  SCHEDULE "K"


                              CONTINGENT SHIPMENTS


                                      NONE







                                  -Schedule K-

                                  SCHEDULE "L"


                                   LITIGATION




There are no suits pending or threatened against Corporation. However, Corporation received and responded to a subpoena duces tecum in the lawsuit styled Bend Research, Inc. v. Isotronics, LLC and Robert Adams, Civ. 99-6021-HO, United States District Court for the District of Oregon.






                                  -Schedule L-

                                  SCHEDULE "M"


                                    INSURANCE


                                   [ATTACHED]






                                 -Schedule M-1-

SUMMARY OF INSURANCE                        Prepared:  4/23/98

For:     VSM Corporation                    The Arizona Group, Inc.
         Mark Carter                        33325 E. Baseline Road
         P.O. Box 25826                     P.O. Box 1818
         Tempe, AZ                          Gilbert, AZ
         85282        602-431-0444          85298-1818         602-892-8755


                                                                                Policy
Coverage                                        Amount         Company          No.          Eff.       Exp.
--------                                        ------         -------          ---          ----       ----

Commercial Application                                         Auto Owners
                                                                Insurance       45940639    05/15/96   05/15/99
Premises 001    Building 001
   1919 W. Fairmont #2
   Tempe, AZ
   85282

Property                                                       Auto Owners
                                                                  Insurance     45940639    05/15/98   05/15/99
Premises 001     Building 001
   Personal Prop                                  250,000
      Coins %               90
      Valuation             RC
      Cause of Loss         Special
      Deductable            500
   PP of Others                                 1,000,000
      Coins %               90
      Valuation             RC
      Cause of Loss         Special
      Deductable            500
   Stock/Invento                                1,000,000
      Coins %               90
      Valuation             RC
      Cause of Loss         Special
      Deductable            500

Additional Coverages
   Total Blanket Property BPP limit is $2,250,000.

General Liability                                              Auto Owners
                                                                 Insurance Co.  45940639    05/15/98   05/15/99
Occurance
   General Aggregate                            1,000,000
   Products/Completed Oper. Aggr.               Excluded
   Personal & Advertising Injury                1,000,000
   Each Occurrence                              1,000,000
   Fire Damage (Any One Fire)                     100,000
   Medical Expense (Any One Person)                10,000

Per Occurence                                         250
   Property Damage Deductible

Endt 55091 1/89 Includeds Hired & Non-Ownd
Auto Liability

Equipment Floater                                              Auto Owners
                                                                 Insurance Co.  45940639    05/15/98   05/15/99
Coverage/Deductible
   Special Form Incl Theft Actual Cast
   Valuation
   $250
   % Coinsurance                                      100


                                 -Schedule M-2-

SUMMARY OF INSURANCE                          Prepared:        4/23/98

For:    VSM Corporation                       The Arizona Group, Inc.
        Mark Carter                           33325 E. Baseline Road
        P.O. Box 25826                        P.O. Box 1818
        Tempe, AZ                             Gilbert, AZ
        85282        602-431-0444             85298-1818    602-892-8755

                                                                                   Policy
Coverage                                        Amount            Company          No.         Eff.       Exp.

Equipment Floater (Continued)

   Valuation
   $250
   % Coinsurance                                                      100






                                 -Schedule M-3-

SCHEDULED EQUIPMENT

      MODEL   DESCRIPTION                                   ID#/           DATE                 AMOUNT OF
NO.   YEAR    (TYPE, MANUFACTURER, MODEL, CAPACITY, ETC.)   SERIAL NO.     PURCHASED NEW/USED   INSURANCE
---   ----    -------------------------------------------   ----------     ------------------   ---------

001           Spectrometer Helium Leak Cart                 BDBAD6005027         10,000

002           CP 1 D1-100 Power Supply                      145                   9,000

003           CP 500 Y Fweld Head                                                 7,500

004           25 ft Remote Pendant                                                  750








                                 -Schedule M-4-

                                  SCHEDULE "N"


                                    CONFLICTS


                                      NONE







                                  -Schedule N-

                                  SCHEDULE "O"


                              EXTRAORDINARY ACTIONS


                                      NONE






                                  -Schedule O-

                                  SCHEDULE "P"


                            MATERIAL ADVERSE CHANGES


                                      NONE






                                  -Schedule P-